                                     THE CONNECTICUT LIGHT AND POWER COMPANY              Exhibit 1.1
                                     CONSOLIDATED BALANCE SHEET                           Page 1 of 2
                                     AS OF MARCH 31, 1997
                                     (THOUSANDS OF DOLLARS)


                                                                               PRO FORMA
                                                                             GIVING EFFECT
                                                               PRO FORMA      TO PROPOSED
                                                  PER BOOK   ADJUSTMENTS*     TRANSACTION

                                                -----------    -----------    -------------
ASSETS

UTILITY  PLANT,  AT ORIGINAL COST:
   ELECTRIC                                      $6,312,883                    $6,312,883

   LESS: ACCUMULATED PROVISION FOR
             DEPRECIATION                         2,722,637                     2,722,637
                                                -----------    -----------    -------------
                                                  3,590,246             0       3,590,246

CONSTRUCTION WORK IN PROGRESS                        96,735                        96,735
NUCLEAR FUEL, NET                                   133,892                       133,892
                                                -----------    -----------    -------------
      TOTAL NET UTILITY PLANT                     3,820,873             0       3,820,873
                                                -----------    -----------    -------------

OTHER PROPERTY AND INVESTMENTS:
   NUCLEAR DECOMMISSIONING TRUSTS, AT MARKET        307,230                       307,230
   INVESTMENTS IN REGIONAL NUCLEAR
      GENERATING COMPANIES, AT EQUITY                58,369                        58,369
   OTHER, AT COST                                    18,736                        18,736
                                                -----------    -----------    -------------
                                                    384,335             0         384,335
                                                -----------    -----------    -------------

CURRENT ASSETS:
   CASH                                                 197       200,000 (a)     198,502
                                                                 (200,000)(a)
                                                                  200,000 (b)
                                                                     (195)(c)
                                                                   (1,500)(d)
   RECEIVABLES, NET                                 224,041      (190,735)(b)      33,306
   RECEIVABLES FROM AFFILIATED COMPANIES            225,864      (200,000)(a)      25,864
   ACCRUED UTILITY REVENUES                          77,461       (77,445)(b)          16
   FUEL, MATERIAL AND SUPPLIES, AT
      AVERAGE COST                                   85,110                        85,110
   TAXES RECEIVABLES                                 32,414                        32,414
   RECOVERABLE ENERGY COSTS, NET -- CURRENT          18,724                        18,724
   PREPAYMENTS AND OTHER                             79,562                        79,562
   INVESTMENT IN SECURITIES                                        67,074 (b)      68,180
                                                                    1,106 (d)
                                                -----------    -----------    -------------
      TOTAL CURRENT ASSETS                          743,373      (201,695)        541,678
                                                -----------    -----------    -------------

DEFERRED CHARGES:
  REGULATORY ASSETS:
       INCOME TAXES, NET                            735,844                       735,844
       UNRECOVERED CONTRACT OBLIGATIONS             281,527                       281,527
       DEFERRED DEMAND SIDE MANAGEMENT COSTS         76,947                        76,947
       NET RECOVERABLE ENERGY COSTS                  84,541                        84,541
       COGENERATION COSTS                            58,029                        58,029
       OTHER                                         60,173                        60,173
   UNAMORTIZED DEBT EXPENSE                          17,084                        17,084
   OTHER                                             13,170                        13,170
                                                -----------    -----------     -------------
      TOTAL DEFERRED CHARGES                      1,327,315             0       1,327,315
                                                -----------    -----------     -------------
      TOTAL ASSETS                               $6,275,896     ($201,695)     $6,074,201
                                                ===========    ===========     =============

*  EXPLANATION ON EXHIBIT 1.4  PAGE 1 OF 1

                                     THE CONNECTICUT LIGHT AND POWER COMPANY              Exhibit 1.1
                                     CONSOLIDATED BALANCE SHEET                           Page 2 of 2
                                     AS OF MARCH 31, 1997
                                     (THOUSANDS OF DOLLARS)


                                                                               PRO FORMA
                                                                             GIVING EFFECT
                                                               PRO FORMA      TO PROPOSED
                                                  PER BOOK   ADJUSTMENTS*     TRANSACTION
                                                -----------    -----------     -------------
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   COMMON SHARES                                   $122,229                      $122,229
   CAPITAL SURPLUS,  PAID IN                        640,077                       640,077
   RETAINED EARNINGS                                535,184          (983)        534,201
                                                -----------    -----------     -------------
      TOTAL COMMON STOCKHOLDER'S EQUITY           1,297,490          (983)      1,296,507

   PREFERRED STOCK NOT SUBJECT TO
      MANDATORY REDEMPTION                          116,200                       116,200
   PREFERRED STOCK SUBJECT TO MANDATORY
      REDEMPTION                                    155,000                       155,000

   LONG-TERM DEBT                                 1,816,657                     1,816,657
                                                -----------    -----------     -------------
      TOTAL CAPITALIZATION                        3,385,347          (983)      3,384,364

MINORITY INTEREST IN COLSOLIDATED SUBSIDIARY        100,000                       100,000
OBLIGATIONS UNDER CAPITAL LEASES                    144,062                       144,062


   NOTES PAYABLE TO BANKS                           200,000      (200,000)(a)           0
   LONG-TERM DEBT AND PREFERRED STOCK -
      CURRENT PORTION                               224,116                       224,116
   OBLIGATIONS UNDER CAPITAL LEASES -
     CURRENT PORTION                                 12,370                        12,370
   ACCOUNTS PAYABLE                                  96,027                        96,027
   ACCOUNTS PAYABLE TO AFFILIATED
     COMPANIES                                       58,008                        58,008
   ACCRUED TAXES                                     28,223          (712)(e)      27,511
   ACCRUED INTEREST                                  34,982                        34,982
   NUCLEAR COMPLIANCE                                27,855                        27,855
   OTHER                                             23,516                        23,516
                                                -----------    -----------     -------------
      TOTAL CURRENT LIABILITIES                     705,097      (200,712)        504,385

DEFERRED CREDITS:
   ACCUMULATED DEFERRED INCOME TAXES              1,349,880                     1,349,880
   ACCUMULATED DEFERRED INVESTMENT
      TAX CREDITS                                   133,239                       133,239
   DEFERRED CONTRACT OBLIGATION                     287,773                       287,773
   OTHER                                            170,498                       170,498
                                                -----------    -----------     -------------
      TOTAL DEFERRED CREDITS                      1,941,390             0       1,941,390
                                                -----------    -----------     -------------
      TOTAL CAPITALIZATION AND
            LIABILITIES                          $6,275,896     ($201,695)     $6,074,201
                                                ===========    ===========     =============


*  EXPLANATION ON EXHIBIT 1.4  PAGE 1 OF 1

                                     THE CONNECTICUT LIGHT AND POWER COMPANY              Exhibit 1.2
                                     CONSOLIDATED INCOME STATEMENT                        Page 1 of 1
                                     FOR 12 MONTHS ENDED MARCH 31, 1997
                                     (THOUSANDS OF DOLLARS)


                                                                               PRO FORMA
                                                                             GIVING EFFECT
                                                               PRO FORMA      TO PROPOSED
                                                  PER BOOK   ADJUSTMENTS*     TRANSACTION

OPERATING REVENUE                                $2,363,013            $0      $2,363,013
                                                 ----------     ---------      ----------

OPERATING EXPENSES:
   OPERATION -
      FUEL PURCHASED AND INTERCHANGE
         POWER                                      873,049                       873,049
      OTHER                                         730,630                       730,630
   MAINTENANCE                                      321,578                       321,578
   DEPRECIATION                                     244,312                       244,312
   AMORTIZATION/DEFERRALS OF REGULATORY
       ASSETS, NET                                   76,051                        76,051
   FEDERAL AND STATE INCOME TAXES                   (47,865)                      (47,865)
   TAXES OTHER THAN INCOME TAXES                    172,314                       172,314
                                                 ----------     ---------      ----------
      TOTAL OPERATING EXPENSES                    2,370,069             0       2,370,069
                                                 ----------     ---------      ----------
OPERATING INCOME:                                    (7,056)            0          (7,056)
                                                 ----------     ---------      ----------
OTHER INCOME:
   EQUITY IN EARNINGS OF REGIONAL NUCLEAR
      GENERATING COMPANIES                            6,600                         6,600
   OTHER, NET                                        23,557          (195)(c)      22,968
                                                                     (394)(d)
   MINORITY INTEREST IN INCOME OF SUBSIDIARY        (11,625)                      (11,625)
   INCOME TAXES - CREDIT                                552           712 (e)       1,264
                                                 ----------     ---------      ----------
      OTHER INCOME, NET                              19,084           123          19,207
                                                 ----------     ---------      ----------
INCOME BEFORE INTEREST CHARGES                       12,028           123          12,151
                                                 ----------     ---------      ----------

INTEREST CHARGES:
   INTEREST ON LONG-TERM DEBT                       130,683                       130,683
   OTHER INTEREST                                       864                           864
   LOSS ON SALE OF ACCOUNTS RECEIVABLE                              1,106 (b)       1,106
                                                 ----------     ---------      ----------
      TOTAL INTEREST CHARGES                        131,547         1,106         132,653
                                                 ----------     ---------      ----------
      NET INCOME                                  ($119,519)        ($983)      ($120,502)





*  EXPLANATION ON EXHIBIT 1.4  PAGE 1 OF 1

                                     THE CONNECTICUT LIGHT AND POWER COMPANY              Exhibit 1.3
                                     CONSOLIDATED STATEMENT OF RETAINED EARNINGS          Page 1 of 1
                                     FOR 12 MONTHS ENDED MARCH 31, 1997
                                     (THOUSANDS OF DOLLARS)

                                                                               PER BOOK
                                                                              ADJUSTED TO
                                                               PRO FORMA        REFLECT
                                                  PER BOOK   ADJUSTMENTS*      PRO FORMA
                                                 ----------     ---------      ----------

BALANCE AT BEGINNING OF PERIOD                     $754,263                      $754,263

     NET INCOME                                    (119,519)        ($983)       (120,502)

     CASH DIVIDENDS ON PREFERRED STOCK              (15,221)                      (15,221)

     CASH DIVIDEND ON COMMON STOCK                  (84,339)                      (84,339)
                                                 ----------     ---------      ----------
BALANCE AT END OF PERIOD                           $535,184         ($983)       $534,201
                                                 ==========     =========      ==========


                                        THE CONNECTICUT LIGHT AND POWER COMPANY
                                     CONSOLIDATED STATEMENT OF CAPITAL STRUCTURE
                                               AS OF MARCH 31, 1997
                                              (THOUSANDS OF DOLLARS)

                                                                               PER BOOK
                                                                              ADJUSTED TO
                                                               PRO FORMA        REFLECT
                                         %        PER BOOK   ADJUSTMENTS*      PRO FORMA      %

DEBT:
   LONG-TERM DEBT                         56.5%  $2,040,773             0      $2,040,773     56.6%


PREFERRED STOCK:
   NOT SUBJECT TO REDEMPTION                        116,200                       116,200
   SUBJECT TO REDEMPTION                            155,000                       155,000
                                                  ---------      --------      ----------
      TOTAL PREFERRED STOCK                7.5%     271,200             0         271,200      7.5%

COMMON EQUITY:
   COMMON SHARES                                    122,229                       122,229
   CAPITAL SURPLUS,  PAID IN                        640,077                       640,077
   RETAINED EARNINGS                                535,184          (983)        534,201
                                                  ---------      --------      ----------
TOTAL COMMON STOCKHOLDER'S EQUITY         36.0%   1,297,490          (983)      1,296,507     35.9%

                                                  ---------      --------      ----------
                TOTAL CAPITAL            100.0%  $3,609,463          (983)     $3,608,480    100.0%
                                                  =========      ========      ==========

*  EXPLANATION ON EXHIBIT 1.4
   PAGE 1 OF 1

                                     THE CONNECTICUT LIGHT AND POWER COMPANY              Exhibit 1.4
                                     EXPLANATION OF ADJUSTMENTS                           Page 1 of 1
                                     (THOUSANDS OF DOLLARS)


                                                                 DEBIT          CREDIT
(a)   NOTES PAYABLE TO BANK                                      $200,000
        CASH                                                      200,000
               RECEIVABLES FROM AFFILIATED COMPANIES                             $200,000
               CASH                                                               200,000

To reverse entries related to funding under the Existing
 Agreement.


(b)   CASH                                                       $200,000
        INVESTMENT IN SECURITIES                                   67,074
        LOSS ON SALE OF ACCOUNTS RECEIVABLE                         1,106
                RECEIVABLES, NET                                                 $190,735
                ACCRUED UTILITY REVENUES                                           77,445

To record a initial sale of 3/31/97 accounts receivable for proceeds of $200,000.

<CAPIION>

                                         Fair Value  % of Total Fair   Allocated Book
                                           Assets    Value of Assets      Value            Loss
                                         ==========  ===============   ==============    =========
Cash Proceeds from sale less funding
  costs ($200,000 - $1,500
  (see (d) below))                        $198,500        74.43%         $199,606          $1,106
Estimated value of portion retained
(($190,735+$77,445) - $200,000)             68,180        25.57%           68,574
                                         ==========  ===============   ==============
                                          $266,680          100%         $268,180
                                         ==========  ===============   ==============


(c)   LOSS ON INVESTMENT IN SECURITIES
      - OTHER, NET                                                       $195
               CASH                                                                      $195

To record upfront fees associated with
   establishing the program.

(d)   LOSS ON INVESTMENT IN SECURITIES
    - OTHER, NET                                                         $394
        INVESTMENT IN SECURITIES                                        1,106
                CASH                                                                   $1,500

To reflect the costs and market valuation associated with the transaction. The costs are based on the March 1997 funding rate of 5.60% plus a spread of .40%. The Loss on Sale of Accounts Receivable and Loss on Investments in Securities, will, over the life of the program reflect the funding and administrative costs of the program.

                            Proceeds from initial sale of Acounts Receivable        $200,000
                                                             Funding Rate  *            6.00%
                                                                           /         (45/360)
                                                                                 -------------
                    Costs associated with initial sale of Accounts Receivable          $1,500
                                                                                 =============

(e)   ACCRUED TAXES                                                      $712
                INCOME TAX EXPENSE                                                       $712

To record the reduction in Federal and State income taxes:
                              $1,695     x         42.00%   =                            $712


NOTE: CL&P anticipates that the availability of accounts receivable will vary from time to time in accordance with electric energy usage. As a result, the funds that CRC has available to make the purchase may not exactly match the purchase requirement. The proposed program includes certain mechanisms to accommodate this mismatch. When the amount of receivable originated by CL&P exceed the amount of cash CRC has available, either CRC will make the purchase and owe the balance of the purchase price to CL&P on a deferred basis, or CL&P will make a capital contribution to CRC in the form of the receivables for which CRC lacks purchase price funds at that time. Conversely, if CRC develops a substantial cash balance CRC will likely dividend the excess cash to CL&P. Such dividends may represent a return of previous capital contributions by CL&P to CRC. As a reminder, the only funds available to CRC will be those resulting from its participation in the program and CL&P's capital contributions to it. CRC will have no source of funds or obligations outside of the receivables purchase and sale program. Also under the program agreements CRC is required to pay CL&P a servicing fee for servicing the receivables. This being an intercompany transaction, it is eliminated on CL&P's consolidated financial statements, and therefore is not reflected above.